UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 22, 2010 (December 17, 2010)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware	001-33024	20-4745690
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EV Energy Partners, L.P. (the “Partnership”) entered into a Sixth Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2010 and to become effective as of the closing of the Barnett Shale acquisition previously announced on October 26, 2010.  The Sixth Amendment provides for an increase in the borrowing base up to $700 million and also reinstates the requirement previously part of the Credit Agreement prior to the Fourth Amendment that if the Borrower issues any Senior Debt between Scheduled Redetermination Dates other than in conjunction with an Interim Redetermination, then on the date on which such Senior Debt is issued, the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.30 multiplied by the stated principal amount of such Senior Debt.

A copy of this Sixth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On December 21, 2010, EV Energy Partners, L.P. (the “Partnership”) and EnerVest, Ltd. entered into an extension to the Omnibus Agreement dated September 29, 2006 between EnerVest, Ltd., EV Management LLC, EV Energy GP, LP, EV Properties, L.P. and the Partnership (the “Omnibus Agreement Extension”).  The terms of the Omnibus Agreement Extension were approved by the Conflicts Committee of the Board of Directors of EV Management LLC, the general partner of the general partner of the Partnership.  Under the terms of the Omnibus Agreement Extension, a fee of $916,666.67 per month will be payable to EnerVest, Ltd. for the period from January 1, 2011 through December 31, 2011, subject to adjustment for any acquisitions or divestitures of oil and natural gas properties during such period.

A copy of this Omnibus Agreement Extension is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

EV Energy Partners, L.P. (the “Partnership”) entered into a Sixth Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2010 and to become effective as of the closing of the Barnett Shale acquisition previously announced on October 26, 2010.  The Sixth Amendment provides for an increase in the borrowing base up to $700 million and also reinstates the requirement previously part of the Credit Agreement prior to the Fourth Amendment that if the Borrower issues any Senior Debt between Scheduled Redetermination Dates other than in conjunction with an Interim Redetermination, then on the date on which such Senior Debt is issued, the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.30 multiplied by the stated principal amount of such Senior Debt.

A copy of this Sixth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Sixth Amendment dated December 17, 2010 to Amended and Restated Credit Agreement

	10.2	Omnibus Agreement Extension, dated December 21, 2010, by and between EnerVest, Ltd. and EV Energy GP, L.P..

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 22, 2010	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment dated December 17, 2010 to Amended and Restated Credit Agreement

10.2	Omnibus Agreement Extension, dated December 21, 2010, by and between EnerVest, Ltd. and EV Energy GP, L.P..